Exhibit 10.2

CUSIP Number: Deal # 45856GAH7

Term Loans CUSIP # 45856GAJ3

Execution Version

TERM LOAN CREDIT AGREEMENT

among

INTERCONTINENTAL EXCHANGE, INC.
as Borrower,

THE LENDERS NAMED HEREIN,

WELLS FARGO Bank, National Association,
as Administrative Agent

BANK OF AMERICA, N.A., and
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
MIZUHO BANK, LTD.,
MUFG BANK, LTD. and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

$750,000,000 Senior Delayed Draw Term Loan Facility

WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC., and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners and Joint Lead Arrangers

Dated as of August 21, 2020

i

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1	Corporate Organization and Power	54
4.2	Authorization; Enforceability	54
4.3	No Violation	54
4.4	Governmental and Third-Party Authorization; Permits	54
4.5	Litigation	55
4.6	Full Disclosure	55
4.7	Margin Regulations	55
4.8	No Material Adverse Effect	55
4.9	Financial Matters	55
4.10	Compliance with Laws	56
4.11	Investment Company Act	56
4.12	OFAC; Anti-Terrorism Laws	56
4.13	Solvency	57

ARTICLE V

AFFIRMATIVE COVENANTS

5.1	Financial Statements	57
5.2	Other Business and Financial Information	58
5.3	Existence; Franchises; Maintenance of Properties	60
5.4	Use of Proceeds	60
5.5	Compliance with Laws	60
5.6	Payment of Taxes	60
5.7	Insurance	60
5.8	Maintenance of Books and Records; Inspection	61
5.9	Anti-Corruption Laws, OFAC, PATRIOT Act Compliance	61
5.10	Ellie Mae Acquisition Date Certification	62

ARTICLE VI

FINANCIAL COVENANT

6.1	Maximum Total Leverage Ratio	62

ARTICLE VII

NEGATIVE COVENANTS

7.1	Merger; Consolidation	63
7.2	Subsidiary Indebtedness	63
7.3	Liens	65
7.4	Asset Dispositions	67
7.5	Dividend Payments	67

ARTICLE VIII

EVENTS OF DEFAULT

8.1	Events of Default	68
8.2	Remedies: Termination of Commitments, Acceleration, etc	70
8.3	Remedies: Setoff	71

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority	72
9.2	Rights as a Lender	72
9.3	Exculpatory Provisions	72
9.4	Reliance by Administrative Agent	73
9.5	Delegation of Duties	74
9.6	Resignation of Administrative Agent	74
9.7	Non-Reliance on Administrative Agent and Other Lenders	75
9.8	No Other Duties, Etc	75
9.9	Administrative Agent May File Proofs of Claim	75
9.10	Ineligible Assignees Letter Agreement	76
9.11	Replacement of Impaired Agent	76

ARTICLE X

MISCELLANEOUS

10.1	Expenses; Indemnity; Damage Waiver	76
10.2	Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process	79
10.3	Waiver of Jury Trial	79
10.4	Notices; Effectiveness; Electronic Communication	80
10.5	Amendments, Waivers, etc	81
10.6	Successors and Assigns	82
10.7	No Waiver	86
10.8	Survival	86
10.9	Severability	87
10.10	Construction	87
10.11	No Fiduciary Duty	87
10.12	Confidentiality	87
10.13	Counterparts; Integration; Effectiveness	88
10.14	Disclosure of Information	89
10.15	PATRIOT Act Notice	89
10.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	89
10.17	Acknowledgement Regarding Any Supported QFCs	89
10.18	Certain ERISA Matters	91

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Forms of U.S. Tax Compliance Certificate
Exhibit F	Form of Solvency Certificate

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 7.3	Liens

CREDIT AGREEMENT

THIS TERM LOAN CREDIT AGREEMENT, dated as of the 21st day of August, 2020, is made among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as hereinafter defined) for the Lenders.

BACKGROUND STATEMENT

The Borrower has requested that the Lenders make available a delayed draw term loan credit facility to the Borrower in the aggregate principal amount of $750,000,000. The Borrower will use the proceeds of this facility as provided in Section 5.4. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1              Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any division or line of business of any Person, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires Capital Stock of any Person having at least a majority of Total Voting Power of the then outstanding Capital Stock of such Person.

“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans as in effect at such time.

“Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate (as set forth in clause (i) of the definition thereof) as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent appointed under Section 9.1, and any successors and permitted assigns in such capacity.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of the Borrower or any Subsidiary of the Borrower.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, as of any date of determination, the applicable percentage (i) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, and (ii) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, in each case as determined under the following matrix with reference to the Debt Rating (as defined and as determined as set forth below):

Tier	Debt Rating	Applicable LIBOR Margin	Applicable Base Rate Margin
I	A/A2 or higher	1.000%	0.000%
II	A-/A3	1.125%	0.125%
III	BBB+/Baa1	1.250%	0.250%
IV	BBB/Baa2	1.500%	0.500%
V	BBB-/Baa3 or lower	1.750%	0.750%

“Debt Rating” means, as of any date of determination, the rating as determined by S&P and Moody’s of the Borrower’s non-credit-enhanced, senior unsecured long-term debt. For purposes of determining the applicable pricing tier, (i) if the respective Debt Ratings issued by the foregoing rating agencies differ by one pricing tier, then the pricing tier for the higher of such Debt Ratings shall apply (with pricing tier I being the highest and pricing tier V being the lowest); (ii) if there is a split in Debt Ratings of more than one pricing tier, then the pricing tier that is one level lower than the pricing tier of the higher Debt Rating shall apply; (iii) if the Borrower has only one Debt Rating, the pricing tier corresponding to that Debt Rating shall apply; and (iv) if the Borrower does not have any Debt Rating, pricing tier V shall apply. Initially, the Applicable Percentage shall be determined based upon the Debt Rating specified in the certificate delivered on the Closing Date. Thereafter, each change in the Applicable Percentage resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, and all other laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Affiliates concerning or relating to bribery or corruption.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

“Arrangers” means the Initial Arranger, BofA Securities, Inc. and JPMorgan Chase Bank, N.A., and their respective successors.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of the Borrower, any officer of the Borrower duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., and any successor statute.

“Bankruptcy Event” means the occurrence of an event specified in Section 8.1(f) or 8.1(g).

“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) subject to the implementation of a Benchmark Replacement in accordance with Section 2.15(h), the LIBOR Rate for an interest period of one month plus 1.00%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.

“Base Rate Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(1)       a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.15(h) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to the Section 2.15(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Borrowing” means the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed, and (ii) in respect of any notice or determination in connection with, and payments of principal and interest on, LIBOR Loans, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case under clauses (i) and (ii), any and all warrants, rights or options to purchase any of the foregoing or any securities convertible into or exchangeable for any of the foregoing.

“Cash Equivalents” is defined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis.

“Clearing House Subsidiary” means any Subsidiary of the Borrower the principal business of which is the provision of or conducting of clearing, depository or settlement operations.

“Closing Date” means the date on which the Borrowing of Loans occurs (on which date the conditions set forth in Section 3.2 shall be satisfied or waived in accordance with the terms of this Agreement).

“Co-Documentation Agents” means the Lenders identified as such on the cover page hereof.

“Co-Syndication Agents” means the Lenders identified as such on the cover page hereof.

“Code” means the Internal Revenue Code of 1986, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such Lender’s “Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of (A) interest expense, (B) federal, state, local and other income taxes, (C) depreciation and amortization expense, (D) fees and integration, restructuring and severance expenses and charges incurred during such period in connection with any Acquisition or asset disposition consummated no more than six months prior to the beginning of such Reference Period not to exceed five percent of Consolidated EBITDA for such Reference Period (calculated without giving effect to this clause (D)), (E) noncash charges (including stock based compensation and any impairment charge or write-off or write-down of goodwill or other intangible assets), (F) extraordinary losses and (G) all losses during such period resulting from any asset disposition outside the ordinary course of business, all to the extent deducted in the calculation of Consolidated Net Income for such Reference Period and all calculated in accordance with GAAP, minus (iii) the sum of (A) extraordinary gains or income, (B) all gains during such period resulting from any asset disposition outside the ordinary course of business, (C) any cash disbursements during such period that relate to noncash charges included in Consolidated EBITDA pursuant to clause (ii)(E) of this definition during such Reference Period or the twelve months preceding such Reference Period and (D) any noncash gains for such period that represent the reversal of any accrual, or the reversal of any cash reserves, that relates to charges included in Consolidated EBITDA pursuant to clause (ii)(D) or (ii)(E) of this definition during such Reference Period or the twelve months preceding such Reference Period, all to the extent included in the calculation of Consolidated Net Income for such period and all calculated in accordance with GAAP.

“Consolidated Net Income” means, for any Reference Period, net income (or loss) for the Borrower and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income (or loss) of any other Person that is not a Subsidiary of the Borrower (or is accounted for by the Borrower by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to the Borrower or any Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or any judgment, decree, order, statute, rule or government regulation applicable to such Subsidiary (provided that there shall not be excluded from Consolidated Net Income such part of net income that is used or designated as being available to satisfy regulatory capital or liquidity requirements imposed on any Subsidiary of the Borrower by any Governmental Authority or pursuant to any decree, order, statute, rule or government regulation) and (iii) without duplication of other deductions or exclusions, any payments made during such Reference Period by any Subsidiaries of the Borrower of profit sharing entitlements, rebates, incentives, partnership distributions or similar entitlements.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Borrower and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have correlative meanings.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Documents” means this Agreement, the Notes, the Fee Letter, the Ineligible Assignees Letter Agreement, each Compliance Certificate and the Notice of Borrowing (if any), now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower with respect to this Agreement.

“Debt Rating” shall have the meaning given to such term in the definition of Applicable Percentage.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (i) has failed to (A) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (ii) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (C) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Person” means any Person listed on a Sanctions List.

“Dollars” or “$” means dollars of the United States of America.

“Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Subsidiary (i) of a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”) or (ii) that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Early Opt-in Election” means the occurrence of:

(1)       (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.15(h), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(2)       (i) the election by the Administrative Agent or the Borrower or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent and the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions set forth at Section 3.1 have been satisfied or waived in accordance with the terms of this Agreement.

“Ellie Mae” means Ellie Mae Intermediate Holdings I, Inc., a Delaware corporation.

“Ellie Mae Acquisition” means the proposed Acquisition by the Borrower of all the equity interests of Ellie Mae from the existing equityholder of Ellie Mae pursuant to the Ellie Mae Acquisition Agreement.

“Ellie Mae Acquisition Agreement” means the Stock Purchase Agreement, dated as of August 6, 2020, among the Borrower, Ellie Mae and Ellie Mae Parent, LP (including all schedules and exhibits thereto).

“Ellie Mae Acquisition Date” means the date on which the Ellie Mae Acquisition is consummated.

“Ellie Mae Bridge Arrangers” means Wells Fargo Securities, LLC, Credit Suisse Loan Funding LLC and Goldman Sachs Bank USA.

“Ellie Mae Bridge Facility” means that certain senior unsecured bridge credit facility providing for up to $10,650,000,000 in senior unsecured bridge loans available to the Borrower arranged by the Ellie Mae Bridge Arrangers and used to (i) finance a portion of the consideration paid by the Borrower to consummate the Ellie Mae Acquisition, (ii) refinance all or a portion of the existing Indebtedness of Ellie Mae and its Subsidiaries, and/or (iii) pay fees, costs, commissions and expenses in connection with the Ellie Mae Transactions, all as contemplated in that certain commitment letter, dated as of August 6, 2020, among Wells Fargo, Credit Suisse AG, the Ellie Mae Bridge Arrangers and the Borrower.

“Ellie Mae Transactions” means, collectively, (a) the Ellie Mae Acquisition, (b) the issuance or incurrence of Indebtedness (including the making of Loans) to finance a portion of the consideration paid by the Borrower to consummate the Ellie Mae Acquisition, (c) the issuance of Capital Stock of the Borrower to the equityholder of Ellie Mae as consideration for the Ellie Mae Acquisition, (d) the refinancing of all or a portion of the existing Indebtedness of Ellie Mae and its Subsidiaries, (e) the preparation, execution and delivery of the Seventh Amendment to the Revolving Credit Agreement, (f) the preparation, execution and delivery of the Eighth Amendment to the Revolving Credit Agreement, (g) the preparation, execution and delivery of this Agreement and (h) the payment of fees, costs, commissions and expenses in connection with each of the foregoing.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan and, if the Borrower or an ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by the Borrower or an ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by the Borrower or an ERISA Affiliate of any Withdrawal Liability, or the receipt by the Borrower or an ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by the Borrower or an ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vi) the imposition of any Lien upon any assets of the Borrower or an ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income, profits, net worth or capital, franchise Taxes, and branch profits or similar Taxes (in each case, however denominated), in each case, (A) imposed by the United States (or any political subdivision or taxing authority thereof or therein) or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision or taxing authority thereof or therein) or (B) that are Other Connection Taxes, (ii) any withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.18) or (B) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.16(f), (iv) any backup withholding Taxes, and (v) any Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in respect of any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average rate for such day on such transactions charged to the Administrative Agent. Notwithstanding the foregoing, if any determination of any rate described in this definition would result in the Federal Funds Rate being less than zero, then such rate shall be deemed to be zero.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the letter from Wells Fargo and the Initial Arranger to the Borrower, dated August 6, 2020, relating to certain fees payable by the Borrower, for the benefit of the Administrative Agent, the Initial Arranger or the Lenders, as applicable, in respect of the transactions contemplated by this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice president-finance, principal accounting officer or treasurer of such Person.

“fiscal quarter” or “FQ” means a fiscal quarter of the Borrower and its Subsidiaries.

“fiscal year” or “FY” means a fiscal year of the Borrower and its Subsidiaries.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Fund” means any fund, deposits or pledged (or transferred) assets, including initial, original, variation, settlement, delivery or mark-to-market margin, buyer’s security or seller’s security, in any case whether contingent or actual (or similar arrangement), set up, maintained or established by (i) ICE Clear US, (ii) ICE Clear Europe, (iii) The Clearing Corporation, (iv) ICE Clear Credit, (v) ICE Clear Canada, (vi) ICE Clear Netherlands, (vii) ICE Clear Singapore and (viii) such other Clearing House Subsidiaries, in each case in which its members (or other Persons) make contributions, make deposits, set aside funds, pledge (or transfer) assets, grant security interests in assets or transfer title to margin or other collateral assets or the like to, among other things, enable the satisfaction (whether in whole or in part) of the obligations of the relevant Clearing House Subsidiary or upon the default (or other specified event) of a clearing member or the like.

“Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that, with respect to any Clearing House Subsidiary, the term Hedge Agreement shall not include any such transaction with respect to which such entity is a party solely in its capacity as a central counterparty.

“ICE Clear Canada” means ICE Clear Canada, Inc., a Manitoba corporation and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear Credit” means ICE Clear Credit, LLC, a Delaware limited liability company (formerly ICE Trust U.S. LLC) and a Subsidiary of the Borrower.

“ICE Clear Europe” means ICE Clear Europe Limited, a private limited company incorporated under the laws of England and Wales and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear Netherlands” means ICE Clear Netherlands B.V., a private company established in Amsterdam, The Netherlands and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear Singapore” means ICE Clear Singapore Pte. Ltd., a company incorporated in the Republic of Singapore and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear US” means ICE Clear U.S., Inc., a New York corporation and an indirect Wholly-Owned Subsidiary of the Borrower (formerly known as New York Clearing Corporation).

“Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the aggregate amount (but only to the extent drawn and not reimbursed) of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (vii) all indebtedness of the types referred to in clauses (i) through (vi) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the lesser of (x) the amount secured by such Lien and (y) the fair market value of the property or assets subject to such Lien as determined in good faith by such Person; provided, however, that, with respect to any Clearing House Subsidiary, the term Indebtedness shall not include any transaction with respect to which such entity is a party solely in its capacity as a central counterparty and, with respect to any Regulated Subsidiary that acts as a swap execution facility, multilateral trading facility, systematic internalizer or organized trading facility and which offers a settlement service for transactions done on such facility or on the facility of another such Regulated Subsidiary, the term Indebtedness shall not include any transaction with respect to which such entity is a party solely in the capacity of offering such a settlement service.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (ii) to the extent not otherwise described in clause (i) above, Other Taxes.

“Indemnitee” has the meaning given to such term in Section 10.1(b).

“Ineligible Assignees” means those certain Persons set forth in the Ineligible Assignees Letter Agreement and all Affiliates thereof.

“Ineligible Assignees Letter Agreement” means that certain letter agreement, dated as of the Effective Date, between the Borrower and the Administrative Agent, as such letter agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time with the consent of the Borrower and, in accordance with Section 9.10, the Administrative Agent.

“Information” has the meaning given to such term in Section 10.12.

“Initial Arranger” means Wells Fargo Securities, LLC.

“Interest Period” has the meaning given to such term in Section 2.10.

“IRS” means the United States Internal Revenue Service.

“Lender Parties” has the meaning given to such term in Section 10.11.

“Lenders” means, collectively, each Person executing this Agreement as a Lender on the Effective Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

“LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

“LIBOR Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 2.15(h):

(i)       with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (A) (y) the London Interbank Offered Rate as published by ICE Benchmark Administration Limited, a United Kingdom company (or a comparable or successor quoting service which is approved by the Administrative Agent, in consultation with the Borrower) for deposits denominated in U.S. Dollars or (z) if such rate is not so published, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which deposits in Dollars in immediately available funds are offered to first-tier banks (as determined in consultation with the Borrower) in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period, by (B) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period; and

(ii)       for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the London Interbank Offered Rate for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date as published by ICE Benchmark Administration Limited, a United Kingdom company (or other commercially available source providing quotations of such rate as selected by the Administrative Agent, in consultation with the Borrower, from time to time) at approximately 11:00 a.m., London time, on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published, then the “LIBOR Rate” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which U.S. Dollar deposits would be offered by first class banks (as determined in consultation with the Borrower) in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination for delivery on the date in question for a one month term.

Notwithstanding the foregoing, (x) if any determination of any rate described in this definition would result in the LIBOR Rate being less than zero, then such rate shall be deemed to be zero and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.15(h), in the event that a Benchmark Replacement with respect to the LIBOR Rate is implemented, then all references herein to LIBOR Rate shall be deemed references to such Benchmark Replacement.

Each of the Administrative Agent and the Lenders acknowledges and agrees that (1) as of the date hereof, ICE Benchmark Administration Ltd. is a subsidiary of the Borrower, and (2) neither the Administrative Agent nor any Lender, solely in their respective capacities as such under this Agreement, shall have any direct claim under this Agreement against the Borrower on account of any action taken by ICE Benchmark Administration Ltd. in its capacity as a provider of any quotations or rates referred to this definition.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing; provided that, with respect to the assets of any Clearing House Subsidiary, no rights of setoff, deduction, netting, equity of redemption or offset of any member (or similar Person) of such Clearing House Subsidiary shall constitute a Lien hereunder.

“Loan” and “Loans” have the respective meanings given to such terms in Section 2.1.

“Local Time” means Charlotte, North Carolina, time.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (i) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Subsidiary” means, at any time, any Subsidiary of the Borrower that is a “significant subsidiary” as defined in Rule 1-102(w) of Regulation S-X under the Securities Act.

“Maturity Date” means the date that is 18 months after the Closing Date; provided, however, that, if such date is not a Business Day, then the Maturity Date shall be the immediately preceding Business Day.

“Moody’s” means Moody’s Investor Service.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the immediately preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve a consent, waiver or amendment to any Credit Document requested by the Borrower or the Administrative Agent that (i) requires the approval of all Lenders (or all Lenders directly affected thereby) in accordance with the terms of Section 10.5 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender.

“Non-U.S. Pension Plan” means any plan, scheme, fund (including any superannuation fund) or other similar program established, sponsored or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form attached as Exhibit A.

“Notice of Borrowing” has the meaning given to such term in Section 2.2(b).

“Notice of Conversion/Continuation” has the meaning given to such term in Section 2.11(b).

“Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Debtor Relief Laws and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans, and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, excluding, in each case, such amounts that result from a Lender’s assignment pursuant to Section 10.6, grant of a participation to a Participant pursuant to Section 10.6(d), transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Credit Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from an assignment that is requested in writing by the Borrower.

“Participant” has the meaning given to such term in Section 10.6(d).

“Participant Register” has the meaning given to such term in Section 10.6(f).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Office” means the office of the Administrative Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent may designate to the Lenders and the Borrower for such purpose from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Liens” has the meaning given to such term in Section 7.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, Self-Regulatory Organization or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate has any liability.

“Pro Forma Basis” has the meaning given to such term in Section 1.3(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

“Register” has the meaning given to such term in Section 10.6(c).

“Regulated Subsidiary” means (i) any Subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law, (ii) any Subsidiary regulated as an insurance company, exchange, swap execution facility, swap data repository, clearing house, securities depository, settlement system, multilateral trading facility, trade repository, systematic internalizer or organized trading facility and (iii) any Subsidiary whose dividends may be restricted, other activities undertaken by such Subsidiary may be limited or other regulatory actions with respect to such Subsidiary may be taken, in each case by any applicable Governmental Authority in the event that such Subsidiary does not maintain capital at the level required by such applicable Governmental Authority.

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Regulatory Capital Assets” means assets that are held due to regulatory capital or regulatory liquidity requirements of any Regulated Subsidiary from time to time, as set forth on the Compliance Certificate most recently delivered in accordance with Section 5.2(a) or another written notice (in form and detail reasonably satisfactory to the Administrative Agent) delivered to the Administrative Agent (it being understood that such assets existing as of the Effective Date are reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as part of short-term restricted cash and investments or long-term restricted cash).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Released Person” has the meaning given to such term in Section 10.1(d).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means, at any time, the Lenders holding Commitments (or, after the Borrowing of the Loans on the Closing Date, Loans) representing at least a majority of the aggregate, at such time, of all outstanding Commitments (or, after the Borrowing of Loans on the Closing Date, the aggregate at such time of all outstanding Loans); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction, official guidance or determination of any arbitrator or court or other Governmental Authority or any Self-Regulatory Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise directly relating to any or all of the transactions expressly contemplated by this Agreement and the other Credit Documents.

“Reserve Requirement” means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Person, and, with respect to the Borrower, any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement or any other Credit Document.

“Return Date” has the meaning given to such term in Section 2.6(b).

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, the Eighth Amendment to Credit Agreement, dated as of August 21, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the lenders from time to time party thereto, and Wells Fargo, as administrative agent.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means a country, territory or region (including the government and government instrumentalities of said country, territory or region) which is presently the target of country-based Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government (including the U.S. Department of State, the U.S. Department of Commerce and OFAC), (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom.

“Sanctions List” means any of the lists of specially designated nationals or blocked persons or entities (or equivalent) (i.e., a Designated Person) pursuant to Sanctions held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Self-Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Authority, but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, clearing houses, commodities exchanges, electronic communication networks, insurance companies or agents, investment companies or investment advisors.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties and similar deductions, withholdings, assessments, or other similar charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earliest to occur of (i) the consummation of the Ellie Mae Acquisition (with or without the use of any Borrowing of Loans under this Agreement), (ii) the termination or expiration of the Ellie Mae Acquisition Agreement in accordance with its terms and (iii) the “Outside Date” (as defined in the Ellie Mae Acquisition Agreement as in effect on August 6, 2020) as such date may be extended in accordance with the Ellie Mae Acquisition Agreement as in effect on August 6, 2020 (but in any event not later than August 6, 2021).

“The Clearing Corporation” means The Clearing Corporation, a Delaware corporation and a Subsidiary of the Borrower.

“Threshold Amount” means $250,000,000.

“Total Leverage Ratio” means, with respect to any Reference Period, the ratio of (i) Consolidated Total Funded Debt as of the last day of such Reference Period to (ii) Consolidated EBITDA for such Reference Period; provided that Consolidated Total Funded Debt shall not include (x) Indebtedness permitted pursuant to Section 7.2(iii), 7.2(iv) or 7.2(v) except to the extent such Indebtedness has been outstanding, as of such determination date, for more than 45 days since the borrowing thereof and (y) any Indebtedness incurred (1) to repay, prepay, redeem, repurchase, discharge, defease or otherwise refinance other Indebtedness (solely in the amount necessary for such repayment, prepayment, redemption, repurchase, discharge, defeasance or other refinancing) to the extent the proceeds of such Indebtedness are earmarked for such purpose and actually so applied or (2) at any time prior to the date of consummation of an Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement), to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Borrower (or any Subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance such Acquisition until the consummation of such Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement) and such proceeds are required to be applied to repay, prepay, redeem, repurchase, discharge or defease such Indebtedness in the event such Acquisition is not consummated (or the related acquisition agreement is terminated). For the avoidance of doubt, for purposes of determining the Total Leverage Ratio at any time prior to the Ellie Mae Acquisition Date (or the date that is 30 days following the date of termination of the Ellie Mae Acquisition Agreement), the Consolidated Total Funded Debt shall not include any Indebtedness incurred or issued by the Borrower on or prior to the Ellie Mae Acquisition Date to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Borrower (or any subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance the Ellie Mae Acquisition until the consummation of the Ellie Mae Acquisition (or the date that is 30 days following the date of termination of the Ellie Mae Acquisition Agreement) and such proceeds are required to be applied to repay, prepay, redeem, repurchase, discharge or defease such Indebtedness in the event the Ellie Mae Acquisition is not consummated (or the Ellie Mae Acquisition Agreement is terminated).

“Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“Type” has the meaning given to such term in Section 2.2(a).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.16(f)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding any directors’ qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means each of the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2           Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial data (including financial ratios and other financial calculations) required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders prior to the Effective Date; provided that if the Borrower notifies the Administrative Agent that it wishes to amend the financial covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements described in Section 4.9 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, any election or requirement to measure any financial liability using fair value shall be disregarded.

1.3           Other Terms; Construction.

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, letter or other document shall be construed as referring to such agreement, instrument, letter or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           Notwithstanding the foregoing, calculations to determine compliance by the Borrower with the covenant contained in Article VI (and definitions related thereto) shall (or, with respect to any Acquisition or asset sale for which the consideration given does not exceed $1,000,000,000, may, at the Borrower’s option) be determined in each case on a pro forma basis (a “Pro Forma Basis”) after giving effect to any Acquisition, asset sale or incurrence or repayment of Indebtedness (each, a “transaction”) occurring since the beginning of the applicable Reference Period and on or prior to the last day of such period as if such transaction had occurred as of the first day of such period, in accordance with the following:

(i)              any Indebtedness incurred or assumed by the Borrower or any Subsidiary thereof in connection with any transaction (including any Indebtedness of a Person acquired in an Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of (and with the corresponding interest expense included from) the first day of the applicable period (and if such Indebtedness has a floating or formula rate, such Indebtedness shall, for purposes of such determination, have an implied rate of interest during the applicable period determined by utilizing the rate of interest that is or would be in effect with respect to such Indebtedness as of the date of determination);

(ii)              any Indebtedness retired or repaid in connection with any transaction (including any Indebtedness of a Person acquired in an Acquisition) shall be deemed to have been retired or repaid as of (and with the corresponding interest expense excluded from) the first day of the applicable period;

(iii)            with respect to any asset disposition, income statement items (whether positive or negative) attributable to the assets sold or otherwise disposed of shall be excluded beginning as of the first day of the applicable period; and

(iv)            with respect to any Acquisition, (A) income statement items (whether positive or negative) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable period (provided that such income statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent) and (B) operating expense reductions, cost savings and other pro forma adjustments attributable to such Acquisition may be included to the extent that such adjustments (y) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act (irrespective of whether the Borrower is subject thereto) or (z) have been approved in writing by the Administrative Agent; provided that each Compliance Certificate shall contain or be accompanied by a brief explanation, by footnote, schedule or otherwise, of pro forma adjustments made pursuant to this Section 1.3(b)(iv).

1.4           Interest Rates. The Administrative Agent does not warrant, or accept responsibility for, and shall have no liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto.

1.5           Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1           Commitments. Subject to the terms and conditions of this Agreement and the other Credit Documents, and in reliance upon the representations and warranties specified in Section 3.2(d), each Lender severally agrees to make, in Dollars, in a single draw on the Closing Date, which may be any Business Day during the period from and including the Effective Date to and including the Termination Date, one or more term loans (collectively, the “Loans” and each, a “Loan”) to the Borrower in an aggregate principal amount equal to the amount of such Lender’s Commitment. Once prepaid or repaid, Loans incurred hereunder may not be reborrowed. On the Closing Date (after giving effect to the incurrence of Loans on such date), the Commitments of each Lender shall terminate and automatically be reduced to zero, irrespective of whether the aggregate amount of Loans made on the Closing Date is equal to or less than the aggregate amount of the Commitments immediately prior to the making of such Loans.

2.2           Borrowings.

(a)           Types of Loans. The Loans shall be denominated in Dollars and shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan). All Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

(b)           Notice for Borrowing. The Borrower shall give the Administrative Agent a notice in the form of Exhibit B-1 (a “Notice of Borrowing”) (i) in the case of Loans requested to be made as Base Rate Loans, prior to 12:00 noon, Local Time, on the Closing Date, and (ii) in the case of Loans requested to be made as LIBOR Loans, prior to 12:00 noon, Local Time, three (3) Business Days prior to the Closing Date, in each case specifying the amount and Type of the Loans to be borrowed. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, (3) the requested Closing Date and (4) the Person or Persons to whom the proceeds of the Loans are to be made available. Notwithstanding anything to the contrary contained herein:

(i)               the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Commitments);

(ii)              if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(iii)             if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)           Funding of Loans. Not later than 1:00 p.m., Local Time, on the Closing Date, each Lender will make available to the Administrative Agent at its Payment Office an amount, in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower (or to the Person or Persons designated by the Borrower in the Notice of Borrowing) in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

2.3           Disbursements; Funding Reliance; Domicile of Loans.

(a)           Disbursements. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing on the Closing Date in accordance with the terms of any written instructions from any Authorized Officer of the Borrower.

(b)           Funding Reliance. Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing on the Closing Date, the Administrative Agent may assume that such Lender has made such share available on the Closing Date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower (or to the Person or Persons designated by the Borrower in the Notice of Borrowing) a corresponding amount on the Closing Date. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower (or to the Person or Persons designated by the Borrower in the Notice of Borrowing) to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Adjusted Base Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)           Several Obligations. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.1(c) are several and not joint. The failure of any Lender to make any Loan or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make any such payment required hereunder.

(d)           Domicile of Loans. Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4           Evidence of Debt; Notes.

(a)           Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(b)           Register. The Administrative Agent shall maintain the Register pursuant to Section 10.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made by such Lender, the Type of each such Loan and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

(c)           Reliance on Register. The entries made in the Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section 2.4(a)) shall, to the extent permitted by applicable law, be conclusive absent manifest error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)           Notes. The Loans made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of Exhibit A, executed and delivered by the Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.5           Termination and Reduction of Commitments.

(a)           Mandatory Termination. Unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 8.2, the Commitment of each Lender shall be automatically and permanently terminated on the earlier of the Termination Date and the Closing Date (after giving effect to the incurrence of Loans on such date).

(b)           Optional Termination or Reduction. At any time and from time to time after the Effective Date, upon not less than three Business Days’ prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof. The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated; provided that a notice of termination or reduction delivered by the Borrower under this Section 2.5(b) may state that such notice is conditioned upon the effectiveness or occurrence of any other event specified therein, in which case such notice may be revoked or extended by the Borrower by written notice to the Administrative Agent on or before one Business Day before the specified effective date if such condition is not satisfied.

(c)           Ratable Application. Except as set forth in Section 2.5(d), each reduction of the Commitments pursuant to this Section 2.5 shall be applied ratably among the Lenders according to their respective Commitments.

(d)           Termination of Defaulting Lenders. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

2.6           Repayment of Loans.

(a)           Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of each Loan shall be due and payable in full on the Maturity Date.

(b)           In the event that, as of 1:00 p.m., Local Time, on the date that is five Business Days after the Closing Date (or such longer period (x) as may be agreed between the Borrower and the Administrative Agent not to exceed five additional Business Days or (y) as may otherwise be agreed between the Borrower, the Administrative Agent and the Required Lenders) (the “Return Date”), the Ellie Mae Acquisition shall not have been consummated substantially in accordance with the terms and conditions of the Ellie Mae Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Initial Arranger (as reasonably determined by the Initial Arranger) unless approved by the Initial Arranger (which approval shall not be unreasonably withheld, conditioned or delayed) (it being understood and agreed that, without limiting the generality of the foregoing, (1) any decrease in the Ellie Mae Acquisition consideration shall not be materially adverse to the Lenders or the Initial Arranger, (2) any increase in the purchase price shall not be materially adverse to the Lenders or the Initial Arranger so long as such increase is funded solely by an increase in the amount of the Capital Stock of the Borrower issued to the equityholder of Ellie Mae as consideration for the Ellie Mae Acquisition and (3) any change to the definition of “Company Material Adverse Effect” or the “Xerox” provisions shall be deemed to be a modification which is materially adverse to the Lenders and the Initial Arranger), then the Borrower shall repay the Loans in full on the Return Date, together with all accrued but unpaid interest and fees thereon.

2.7           Voluntary Prepayments.

(a)           Procedure. At any time and from time to time, the Borrower shall have the right in its sole discretion to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below if and to the extent applicable), upon written notice given to the Administrative Agent not later than 12:00 noon, Local Time, three Business Days prior to each intended prepayment of LIBOR Loans and one Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof and (iii) unless made together with all amounts required under Section 2.17 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein; provided, however, that a notice of prepayment delivered by the Borrower under this Section 2.7(a) may state that such notice is conditioned upon the effectiveness of other credit facilities or other debt financing or the consummation of a specified transaction set forth in such notice, in which case such notice may be revoked or extended by the Borrower by written notice to the Administrative Agent on or before the specified effective date if such condition is not satisfied (and the Borrower shall pay all amounts, if any, required under Section 2.17 to be paid as a consequence of any such revocation or extension). Loans prepaid pursuant to this Section 2.7(a) may not be reborrowed. In the event the Administrative Agent receives a notice of prepayment under this Section 2.7(a), the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

(b)           Ratable Application. Each prepayment of the Loans made pursuant to Section 2.7(a) shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

2.8           Interest.

(a)           General. Subject to Section 2.8(b), the Borrower will pay interest in respect of the unpaid principal amount of each Loan made to it, from the Closing Date until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

(b)           Default Interest. Upon the occurrence and during the continuance of any Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, any principal of or interest on any Loan, or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter (including the Applicable Percentage) to such Loans or other amounts plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief under any Debtor Relief Law.

(c)           Application. Accrued (and theretofore unpaid) interest shall be payable as follows:

(i)              in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof repaid or prepaid pursuant to the provisions of Section 2.6 or 2.7(a)), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided that, in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii)              in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof repaid or prepaid pursuant to the provisions of Section 2.6 or 2.7(a)), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan; provided that, in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof and any amounts due under Section 2.17, to the extent applicable; and

(iii)            in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)           Maximum. Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e)           Determination. The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.9           Fees.

(a)           The Borrower agrees to pay:

(i)              To the Administrative Agent, for its own account, the administrative fee required under the Fee Letter to be paid to the Administrative Agent, in the amounts due and at the times due as required by the terms thereof; and

(ii)             To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from and including the Effective Date to but excluding the earlier of the Termination Date and the Closing Date (or such earlier date on which the Commitments are terminated pursuant to Section 2.5(b)), at a per annum rate equal to (x) during the period from and including the Effective Date to but excluding February 6, 2021, 0.250%, or (y) from and thereafter, 0.350%, in each case on such Lender’s ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Effective Date, and (ii) on the earlier of the Termination Date and the Closing Date.

2.10         Interest Periods. Concurrently with the giving of a Notice of Borrowing of LIBOR Loans or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one-, two-, three- or six-month period; provided, however, that:

(i)               all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii)              the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)             LIBOR Loans may not be outstanding under more than 10 separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

(iv)             if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

(v)             the Borrower may not select any Interest Period that expires after the Maturity Date;

(vi)             if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

(vii)           the Borrower may not select any Interest Period (and consequently, no LIBOR Loans shall be made) if an Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

2.11         Conversions and Continuations.

(a)            General. The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period; provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.15(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.17 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of an Event of Default.

(b)           Procedure. The Borrower shall make each such election by giving the Administrative Agent written notice (i) not later than 12:00 noon, Local Time, three Business Days prior to the intended effective date of any conversion of Base Rate Loans into LIBOR Loans, or any continuation of LIBOR Loans and (ii)  not later than 12:00 noon, Local Time, one Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each applicable Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding LIBOR Loans, such LIBOR Loans shall automatically be continued as LIBOR Loans with an Interest Period of one month upon the expiration of the then-current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, its LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

2.12         Method of Payments; Computations; Apportionment of Payments.

(a)           Payments by Borrower. All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Administrative Agent, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its Payment Office prior to 1:00 p.m., Local Time, on the date payment is due. Any payment made as required hereinabove, but after 1:00 p.m., Local Time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)           Distributions by Administrative Agent. The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 1:00 p.m., Local Time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 1:00 p.m., Local Time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.

(c)           Payment Reliance. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)           Computations. All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans based on the prime commercial lending rate of the Person serving as the Administrative Agent, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

(e)           Application after Acceleration. Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 8.2 shall be applied as follows:

(i)              first, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

(ii)             second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Credit Document;

(iii)             third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

(iv)             fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including fees incurred and interest accruing at the then-applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

(v)              fifth, to the payment of the outstanding principal amount of the Obligations;

(vi)            sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents and not repaid; and

(vii)           seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, and (y) all amounts shall be apportioned ratably among the Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above.

2.13         Recovery of Payments.

(a)           From Borrower. The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)           From Lenders. If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.14          Pro Rata Treatment.

(a)           General. All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, or in the event the Commitments for Loans have expired or have been terminated), as the case may be from time to time. All payments on account of principal of, or interest on, any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b)           Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (y) the provisions of this Section 2.14 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(b) to share in the benefits of any recovery on such secured claim.

2.15          Increased Costs; Change in Circumstances; Illegality.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)               impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate);

(ii)              subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender, excluding costs or expenses to the extent reflected in the Reserve Requirement;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of continuing, converting, making or maintaining any LIBOR Loan (or of maintaining its obligation to continue, convert or make any such Loan) by an amount deemed by such Lender or such other Recipient to be material, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) by an amount deemed by such Lender or such other Recipient to be material, then, upon request of such Lender or such other Recipient, the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender (which shall set forth the basis for such amount and the calculation thereof in reasonable detail) setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in Section 2.15(a) or 2.15(b), and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Inadequacy or Indeterminacy. Unless and until a Benchmark Replacement is implemented in accordance with clause (h) below, if, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined in good faith that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination in good faith that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(f)           Illegality. Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Closing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

(g)          Similar Treatment. Notwithstanding the foregoing Sections 2.15(a), 2.15(b), and 2.15(f), no Lender or Recipient shall impose any costs specified therein or make any request for compensation pursuant thereto (or be entitled to any such additional costs) unless such Lender or Recipient is then generally imposing such cost upon or requesting such compensation from borrowers that are financial institutions in connection with similar credit facilities containing similar provisions and at the time of such request certifies to the Borrower to the effect of the foregoing.

(h)          Alternative Rate of Interest.

(i)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.15(h) will occur prior to the applicable Benchmark Transition Start Date.

(ii)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.15(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.15(h).

(iv)        Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

2.16        Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower. The Borrower (without duplication of Section 2.16(a)) shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent or such other Recipient timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient (whether directly or pursuant to Section 2.16(d)) or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability (which shall be in reasonable detail) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Administrative Agent and each Lender agrees to cooperate with any reasonable request made by the Borrower in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16(c) if (i) the Borrower has agreed in writing to pay all of the Administrative Agent’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Administrative Agent or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) the Borrower furnishes, upon request of the Administrative Agent or such Lender, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to the Administrative Agent or such Lender) to the effect that such Indemnified Taxes were wrongly or illegally imposed. This Section 2.16(c) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Borrower or any other Person.

(d)         Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(d).

(e)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Status of Lenders.

(i)           Any Lender that is entitled to an exemption from, or reduction in the rate of, the imposition, deduction or withholding of any Indemnified Taxes with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without imposition, deduction or withholding of such Indemnified Taxes or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), 2.16(f)(ii)(B) or 2.16(f)(ii)(D)) shall not be required if such Lender is not legally able to complete, execute and submit such documentation.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed copies of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4)         to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Credit Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Credit Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16) or that it has obtained, utilized and retained a Tax credit or relief which is attributable to such indemnity payment or additional amount, it shall pay to the indemnifying party an amount equal to such refund or the amount of such credit or relief (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund, credit or relief), net of all reasonable out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit or relief). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay an amount in respect of such refund, credit or relief to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund, credit or relief had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h)           Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.17         Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan to the Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower, (ii) if any repayment, prepayment or conversion of any LIBOR Loan to the Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.18(a) or any acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan to the Borrower is not made on any date specified in a notice of prepayment given by the Borrower (including any notice that is thereafter revoked in accordance with Section 2.7(a)) or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan to the Borrower when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.17 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.17. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.17 by any Lender as to any additional amounts payable pursuant to this Section 2.17 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.17 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

2.18         Replacement of Lenders; Mitigation of Costs.

(a)           Replacement of Lenders. The Borrower may, at any time at its sole expense and effort, require any Lender (i)  that has requested compensation from the Borrower under Sections 2.15(a) or 2.15(b) or payments from the Borrower under Section 2.16, or (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.15(f) or (iii) that is a Defaulting Lender or a Non-Consenting Lender, in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.16) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          the Administrative Agent shall have received the assignment fee specified in Section 10.6(b)(iv), which fee shall be payable by the Borrower or such assignee;

(ii)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from a request for compensation under Section 2.15(a) or 2.15(b) or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)        in the case of an assignment of the interests, rights and obligations under this Agreement and the related Credit Documents of a Non-Consenting Lender, such assignee shall have approved (or shall approve) such consent, waiver or amendment that resulted in the Non-Consenting Lender becoming a Non-Consenting Lender; and

(v)         such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15(a) or 2.15(b), or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender gives a notice pursuant to Section 2.15(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15(a), 2.15(b) or 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.15(f), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.19        Defaulting Lenders.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.5.

(ii)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(A)          first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(B)          second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(C)          third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;

(D)          fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(E)           fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(F)           sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

 (iii)         Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee payable pursuant to Section 2.9(a)(ii) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that (x) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender, and (y) such Lender shall be obligated to reimburse the other Lenders for any breakage expenses of the type described in Section 2.17 arising as a result of the foregoing.

ARTICLE III

CONDITIONS PRECEDENT

3.1           Conditions to the Effective Date.This Agreement shall become effective, and the Effective Date shall occur, on the date on which the following conditions precedent shall have been satisfied or waived by the Administrative Agent:

(a)           The Administrative Agent or the Initial Arranger, as applicable, shall have received the following, each of which shall be originals or telecopies or in an electronic format acceptable to the Administrative Agent unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated as of the Effective Date and in such number of copies as the Administrative Agent shall have reasonably requested (or, in the case of certificates of governmental officials, a recent date prior to the Effective Date) and each in a form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)          executed counterparts of this Agreement;

(ii)         to the extent requested by any Lender in accordance with Section 2.4(d), a Note for such Lender, in each case duly completed in accordance with the provisions of Section 2.4(d) and executed by the Borrower;

(iii)        a certificate of the secretary or an assistant secretary of the Borrower certifying, as of the Effective Date, (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower, authorizing the execution, delivery and performance of the Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such Person executing such other Credit Documents; and attaching copies of all the documents referred to in clauses (i), (ii) and (iii) above;

(iv)        a certificate as of a recent date of the good standing of the Borrower as of the Effective Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction;

(v)         the favorable opinions of (A) Shearman & Sterling, LLP, special counsel to the Borrower, (B) Sullivan & Cromwell LLP, special counsel to the Borrower, and (C) in-house counsel to the Borrower, in each case addressing such matters as the Administrative Agent may reasonably request and in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)        a certificate, signed by a Responsible Officer of the Borrower, certifying that on and as of the Effective Date, (A) the representations and warranties contained in this Agreement and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and immediately after giving effect to this Agreement (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (B) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and (C) no Default or Event of Default shall have occurred and be continuing on the Effective Date, both immediately before and immediately after giving effect to this Agreement and the transactions contemplated hereby.

(b)           The Borrower shall have received all required governmental, shareholder, board of directors (or similar governing body or duly appointed committee) and third party consents and approvals necessary in connection with the effectiveness of this Agreement, the transactions contemplated hereby, and the performance of the Borrower’s obligations hereunder, which consents and approvals shall be in full force and effect.

(c)           The Borrower shall have paid (i) to the Initial Arranger, the fees required under the Fee Letter to be paid thereto on the Effective Date, in the amounts due and payable on the Effective Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Fee Letter to be paid thereto on the Effective Date, in the amounts due and payable on the Effective Date as required by the terms thereof, and (iii) to the extent invoiced to the Borrower at least two Business Days prior to the Effective Date, all other reasonable and documented out-of-pocket expenses of the Initial Arranger, the Administrative Agent and the Lenders required (to the extent otherwise agreed to by the Borrower in writing) to be paid on or prior to the Effective Date (including reasonable and documented out-of-pocket fees and expenses of counsel) in connection with this Agreement and the other Credit Documents.

(d)           The Administrative Agent and the Lenders shall have received the Ineligible Assignees Letter Agreement, duly executed by the Borrower.

(e)           The Administrative Agent and the Lenders shall have received from the Borrower all documentation and other information requested by the Administrative Agent or any Lender at least 10 Business Days prior to the Effective Date that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Without limiting the generality of the provisions of the last paragraph of Section 10.5, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 3.1 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent and the Borrower shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

3.2           Conditions to the Closing Date. The obligation of each Lender to make the Loans on the Closing Date is subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent, and only the following conditions precedent, on the Closing Date:

(a)           The Borrowing of such Loans shall occur on or before the Ellie Mae Acquisition Date, which shall be on or before the earlier to occur of (i) the termination or expiration of the Ellie Mae Acquisition Agreement in accordance with its terms, and (ii) the “Outside Date” (as defined in the Ellie Mae Acquisition Agreement as in effect on August 6, 2020) as such date may be extended in accordance with the Ellie Mae Acquisition Agreement as in effect on August 6, 2020 (but in any event not later than August 6, 2021);

(b)           The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower as to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, in the form of Exhibit F;

(c)           The conditions set forth in Article VII of the Ellie Mae Acquisition Agreement (other than those conditions that by their nature are to be satisfied at the “Closing” (as defined in the Ellie Mae Acquisition Agreement)) shall be satisfied substantially in accordance with the terms and conditions of the Ellie Mae Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Initial Arranger (as reasonably determined by the Initial Arranger) unless approved by the Initial Arranger (which approval shall not be unreasonably withheld, conditioned or delayed);

(d)           The representations and warranties of the Borrower set forth in Sections 4.1(i), 4.1(ii) (but only with respect to the Borrower’s power and authority to execute, deliver and perform the Credit Documents), 4.2, 4.3 (but only with respect to clause (i) therein), 4.7, 4.11, 4.12 (but only with respect to the Borrower’s use of proceeds) and 4.13 shall be true and correct in all material respects (except that any representation and warranty qualified as to materiality or Material Adverse Effect shall be true and correct in all respects);

(e)           No Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), nor any “event of default” or similar condition under the Bridge Facility, the Revolving Credit Agreement (unless terminated on or prior to the Closing Date), or any other Indebtedness in excess of the Threshold Amount in the aggregate (but only insofar as such “event of default” or similar condition relates to bankruptcy or insolvency, or the nonpayment of principal, interest or fees), shall have occurred and be continuing on such date, both immediately before and immediately after giving effect to the Loans to be made on such date;

(f)            The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b) and, if any LIBOR Loans are to be borrowed on the Closing Date and such date is prior to the third Business Day after the Effective Date, the Administrative Agent shall have received, three Business Days prior to such date, a customary pre-funding LIBOR indemnity letter from the Borrower;

(g)           The aggregate principal of such Loans shall not exceed the aggregate Commitments at such time (determined without giving effect to such Loans);

(h)           All fees and (to the extent invoiced at least two Business Days prior to the Closing Date) expenses due to the Initial Arranger, the Administrative Agent and the Lenders required to be paid on the Closing Date (including the fees and expenses of counsel for the Initial Arranger and the Administrative Agent) will have been paid; and

(i)            The Effective Date shall have occurred.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

4.1           Corporate Organization and Power. The Borrower (i) is a corporation duly organized or formed, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization; Enforceability. The Borrower has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents, and has (or on any later date of execution and delivery will have) validly executed and delivered each of the Credit Documents. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

4.3           No Violation. The execution, delivery and performance by the Borrower of each of the Credit Documents, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or its bylaws, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject or (iv) result in or require the creation or imposition of any Lien, other than a Permitted Lien, upon any of its properties, revenues or assets; except, in the case of clauses (ii), (iii) and (iv) above, where such violations, conflicts, breaches, defaults or liens, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4           Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority, Self-Regulatory Organization, or other Person is required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Agreement or any of the other Credit Documents or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been made or obtained and that are in full force and effect and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Borrower is in good standing with respect to, or has maintained in effect, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.5           Litigation. As of the Effective Date, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, Self-Regulatory Organization, arbitrator or other Person, (i) against or affecting the Borrower or any Subsidiary thereof or any of their respective properties that would reasonably be expected to have a Material Adverse Effect, except as set forth in the Form 10-Q filed by the Borrower with the SEC on July 30, 2020 (and there have been no material adverse developments since such date in any such actions, investigations, suits or proceedings disclosed in such Form 10-Q), or (ii) with respect to this Agreement, any of the other Credit Documents or any of the other transactions contemplated hereby or thereby.

4.6           Full Disclosure. All factual information (other than information of a general economic or industry specific nature) heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, any Arranger or any Lender by or on behalf of the Borrower or any Subsidiary thereof pursuant to this Agreement or the other Credit Documents, when taken as a whole, is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and does not or will not omit any material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, taken as a whole, not misleading; provided that, with respect to projections, budgets and other estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

4.7           Margin Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.8           No Material Adverse Effect. As of the Effective Date, there has been no Material Adverse Effect since December 31, 2019, and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect.

4.9           Financial Matters. The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries for the 2019 fiscal year with the related statements of income, stockholders’ equity, comprehensive income and cash flows for the 2019 fiscal year, together with the opinions of Ernst & Young LLP thereon and (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of June 30, 2020 with the related statements of income, stockholders’ equity, comprehensive income and cash flows for the fiscal quarter ended on that date. Such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period then ended subject, in the case of clause (ii), to the absence of footnotes and to normal year-end audit adjustments.

4.10        Compliance with Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, including the applicable rules of any Self-Regulatory Organization, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.11        Investment Company Act. The Borrower is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.

4.12        OFAC; Anti-Terrorism Laws.

(a)          The Borrower and its Subsidiaries, and, to the best knowledge of the Borrower, its Affiliates and their respective directors, officers and employees have conducted their business in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(b)          Neither the Borrower nor any Subsidiary, nor, to the best knowledge of the Borrower, its Affiliates and their respective directors, officers and employees, acting or benefiting in any capacity in connection with the extensions of credit made available under this Agreement:

(i)           is a Designated Person;

(ii)          is a Person that is owned or controlled by a Designated Person;

(iii)        is located, organized or resident in a Sanctioned Country; or

(iv)        is now engaged in, any material dealings or transactions (1) with any Designated Person or (2) in any Sanctioned Country.

(c)          Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, any Anti-Corruption Laws, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto. The Borrower and each Subsidiary thereof is in compliance in all material respects with the PATRIOT Act and all Anti-Corruption Laws.

4.13         Solvency. On the Closing Date, immediately after giving effect to the consummation of the Ellie Mae Transactions occurring on the Closing Date (if any), the Borrower and its Subsidiaries on a consolidated basis will be solvent. For purposes of the preceding sentence, “solvent” means that (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. As of the Closing Date, immediately after giving effect to the consummation of the Ellie Mae Transactions occurring on the Closing Date (if any), the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full in cash of all principal and interest with respect to the Loans together with all fees, expenses and other amounts then due and owing hereunder (other than contingent obligations with respect to which no claims have been made):

5.1           Financial Statements. The Borrower will deliver to the Administrative Agent on behalf of the Lenders:

(a)           As soon as available and in any event within 45 days (or, if earlier and if applicable to the Borrower, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the third fiscal quarter of fiscal year 2020, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(b)           As soon as available and in any event within 90 days (or, if earlier and if applicable to the Borrower, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year 2020, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.

Documents required to be delivered pursuant to Sections 5.1, 5.2(a) or 5.2(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower provides notice to the Lenders that such information has been posted on the Borrower’s website on the Internet at http://ir.theice.com/sec.cfm, at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or another relevant website, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet or SyndTrak, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) the Borrower shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2           Other Business and Financial Information. The Borrower will deliver to the Administrative Agent and each Lender:

(a)           Concurrently with each delivery of the financial statements described in Sections 5.1(a) and 5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenant set forth in Article VI as of the last day of the period covered by such financial statements and containing explanatory footnotes of all pro forma adjustments and all adjustments to Consolidated EBITDA;

(b)          Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower shall send or make available generally to its stockholders, (ii) all material regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower shall render to or file with the SEC and (iii) all press releases (excluding member notes and circulars) made available generally by the Borrower or any Subsidiary thereof to the public concerning material developments in the business of the Borrower and its Subsidiaries; provided that notwithstanding anything to the contrary included in Section 5.1, the Borrower shall be deemed to have given notice to the Administrative Agent and each Lender of the posting on the Borrower’s Internet website of the business and financial information set forth in clauses (i), (ii) or (iii) of this Section 5.2(b) at the time such information is posted thereon and no further notice shall be required to be provided by the Borrower to the Administrative Agent and the Lenders with respect thereto;

(c)          Promptly upon (and in any event within five Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

(i)          the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default;

(ii)         the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority or Self-Regulatory Organization (other than routine periodic regular or day-to-day inquiries, communications, investigations or reviews), that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material adverse development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this Section 5.2(c)(ii);

(iii)        any change in the Debt Ratings;

(iv)        any change in the information provided in any Beneficial Ownership Certification previously delivered by the Borrower that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, if applicable (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 5.2(c)(iv)); and

(v)         any other matter or event that has, or would reasonably be expected to have, a Material Adverse Effect.

(d)          As promptly as reasonably possible, such other information about the business, financial condition, operations or properties of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (except with respect to information relating to communications with any Governmental Authority or Self-Regulatory Organization with jurisdiction over any Regulated Subsidiary).

5.3           Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 7.1 or 7.4, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and Self-Regulatory Organizations necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted); provided that this Section 5.3 shall not prevent the Borrower or any Subsidiary thereof from discontinuing the operation and the maintenance of any of its properties if such discontinuance, in the judgment of the Borrower, is desirable in or not disadvantageous to the conduct of the business of it and its Subsidiaries.

5.4           Use of Proceeds. The Commitments of the Lenders hereunder shall reduce the commitments under a portion of the Ellie Mae Bridge Facility on a dollar-for dollar-basis and the proceeds of the Loans shall be used (i) to (A) finance a portion of the Ellie Mae Acquisition, (B) refinance a portion of the loans made under the Ellie Mae Bridge Facility, (C) refinance all or a portion of the existing Indebtedness of Ellie Mae and its Subsidiaries, and/or (D) pay fees, costs, commissions and expenses in connection with the Ellie Mae Transactions, and (ii) to provide for working capital and other general corporate purposes of the Borrower.

5.5           Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

5.6           Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any such Person except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that no such Person shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Person is maintaining adequate reserves with respect thereto in accordance with GAAP (or, in the case of the Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

5.7           Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

5.8          Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP (or, in the case of the Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization) and in compliance with the requirements of any Governmental Authority or Self-Regulatory Organization having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts (except with respect to information relating to communications with any Governmental Authority or Self-Regulatory Organization with jurisdiction over any Regulated Subsidiary or which are confidential with respect to members or users of such Regulated Subsidiaries), and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon reasonable notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided that (i) all such visits shall be coordinated through the Administrative Agent, (ii) unless a Default or Event of Default exists, no more than one such visit during any fiscal year shall be at the expense of the Borrower, and (iii) when a Default or Event of Default exists, the Administrative Agent may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

5.9          Anti-Corruption Laws, OFAC, PATRIOT Act Compliance.

(a)          The Borrower shall not, and shall ensure that none of its Subsidiaries will, knowingly use the proceeds of any Loan:

(i)               for any purpose which would violate the Anti-Corruption Laws;

(ii)              to fund, finance or facilitate any activity, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions; or

(iii)             in any other manner that would result in a material violation of any applicable Sanctions by the Administrative Agent or any Lender.

(b)          The Borrower shall not, and shall ensure that none of its Subsidiaries will, use funds or assets obtained from transactions with or otherwise relating to (i) Designated Persons or (ii) any Sanctioned Country, to pay or repay any Obligation.

(c)          The Borrower shall, and shall ensure that each of its Subsidiaries will:

(i)               conduct its business in compliance with the Anti-Corruption Laws;

(ii)              maintain policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws; and

(iii)             have appropriate controls and safeguards in place designed to prevent any proceeds of any extension of credit made hereunder from being used contrary to the representations and undertakings set forth herein.

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(d)          The Borrower shall, and shall ensure that each of its Subsidiaries will, comply in all material respects with all foreign and domestic laws, rules and regulations (including the PATRIOT Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations).

5.10        Ellie Mae Acquisition Date Certification. The Borrower shall deliver to the Administrative Agent on the Ellie Mae Acquisition Date a certificate, signed by a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, stating that the Ellie Mae Acquisition has been consummated substantially in accordance with the terms and conditions of the Ellie Mae Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Initial Arranger (as reasonably determined by the Initial Arranger) unless approved by the Initial Arranger (which approval shall not be unreasonably withheld, conditioned or delayed) (it being understood and agreed that, without limiting the generality of the foregoing, (i) any decrease in the Ellie Mae Acquisition consideration shall not be materially adverse to the Lenders or the Initial Arranger, (ii) any increase in the purchase price shall not be materially adverse to the Lenders or the Initial Arranger so long as such increase is funded solely by an increase in the amount of the Capital Stock of the Borrower issued to the equityholder of Ellie Mae as consideration for the Ellie Mae Acquisition and (iii) any change to the definition of “Company Material Adverse Effect” or the “Xerox” provisions shall be deemed to be a modification which is materially adverse to the Lenders and the Initial Arranger).

ARTICLE VI

FINANCIAL COVENANT

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full in cash of all principal and interest with respect to the Loans together with all fees, expenses and other amounts then due and owing hereunder (other than contingent obligations with respect to which no claims have been made):

6.1          Maximum Total Leverage Ratio. The Total Leverage Ratio as of the last day of any fiscal quarter shall not be greater than 3.50 to 1.00; provided, that in the event that the Ellie Mae Acquisition Date shall have occurred, (x) the Total Leverage Ratio as of the last day of each of the four fiscal quarters immediately following the Ellie Mae Acquisition Date shall not be greater than 4.50 to 1.00, and (y) the Total Leverage Ratio as of the last day of each of the fiscal quarters thereafter shall not be greater than 4.00 to 1.00.

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ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full in cash of all principal and interest with respect to the Loans together with all fees, expenses and other amounts then due and owing hereunder (other than contingent obligations with respect to which no claims have been made):

7.1          Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, amalgamation, merger or other combination, except:

(i)               any Subsidiary of the Borrower may merge, consolidate or amalgamate with, or be liquidated into, (x) the Borrower (so long as the Borrower is the surviving or continuing entity), (y) any other Subsidiary of the Borrower or (z) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Person, to the extent such merger, consolidation or amalgamation is not prohibited by Section 7.4 and, if either Person is a Wholly Owned Subsidiary, then the surviving Person is a Wholly Owned Subsidiary;

(ii)              so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge, consolidate or amalgamate with another Person, so long as the Borrower is the surviving entity; and

(iii)             to the extent not otherwise permitted under the foregoing clauses, any Subsidiary that has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with a transaction permitted under this Agreement and/or no longer conducts any active trade or business may be liquidated, wound up or dissolved or may otherwise cease to exist pursuant to a transaction not prohibited by this Agreement.

7.2          Subsidiary Indebtedness. The Borrower will not permit or cause any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)               accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case to the extent constituting Indebtedness;

(ii)              Indebtedness of any Subsidiary of the Borrower owed to the Borrower or any Subsidiary thereof; provided that all secured Indebtedness permitted pursuant to this Section 7.2(ii) that is owed to any Person other than the Borrower shall be secured by Liens permitted under Section 7.3(xiii);

(iii)             Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary from the Federal Reserve Discount Window or other central bank money market operations or other central securities depositories or external custodians or other credit providers in support of, or related to, such Subsidiary’s clearing, depository and settlement business, or matters reasonably related or incidental thereto, to the extent not prohibited by applicable Governmental Authorities; provided that any such Indebtedness is not outstanding for longer than 30 days;

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(iv)             Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary in respect of repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction (including Hedge Agreements) entered into by such Clearing House Subsidiary in the ordinary course of its clearing, depository and settlement operations, or matters reasonably related or incidental thereto, or in the management of its liabilities; provided that the amount of such Indebtedness outstanding at any time does not exceed the market value of the securities or other assets sold, loaned or borrowed or otherwise subject to such applicable agreement or transaction at such time, as the case may be;

(v)              short-term Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary in respect of any credit facility relating to the clearing, depository and settlement business of such Clearing House Subsidiary, and the purpose of which is to provide funding (A) to satisfy any outstanding obligations of any suspended or defaulted clearing member or participant (or any clearing member or participant that could be declared suspended or defaulted) to any Clearing House Subsidiary as provided in the applicable rules or standardized terms and conditions of the business operated by such Clearing House Subsidiary, (B) with respect to the transfer of positions and related margin from a suspended or defaulted clearing member or participant to another clearing member or participant, (C) to make a transfer in cash in respect of margin related to such suspended or defaulted clearing member’s or participant’s positions, (D) in the event of a liquidity constraint or default by a depositary of such Clearing House Subsidiary, (E) to facilitate the settlement of margin transactions associated with such Clearing House Subsidiary’s business activities or (F) for other matters reasonably related or incidental thereto;

(vi)             (A) Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by any Subsidiary (x) that is a clearing house operator acting in its capacity as a central counterparty or (y) in the ordinary course of business, (B) contingent liabilities in respect of any indemnification, adjustment of purchase price, noncompete, consulting, deferred compensation and similar obligations to the extent any such obligations constitute Indebtedness, (C) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of a Subsidiary drawn against insufficient funds in the ordinary course of business and (D) Indebtedness which finances workers’ compensation, health, disability or life insurance or which finances other employee benefits or property, casualty or liability insurance, or self-insurance, in each case in the ordinary course of business;

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(vii)            Indebtedness secured by Liens permitted pursuant to Sections 7.3(i) through 7.3(vii), 7.3(ix) or 7.3(xii); and

(viii)           other Indebtedness (secured or unsecured) of any Subsidiary of the Borrower; provided that (x) at the time any such Indebtedness is incurred, the sum of (1) the aggregate amount of all Indebtedness permitted pursuant to this Section 7.2(viii) and (2) all Indebtedness incurred by the Borrower secured by Liens permitted pursuant to Section 7.3(xiii) shall not exceed 15% of the Consolidated Net Worth of the Borrower and its Subsidiaries (to be determined on a Pro Forma Basis as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered prior to the Effective Date or pursuant to Section 5.1(a) or 5.1(b)) and (y) all secured Indebtedness permitted pursuant to this Section 7.2(viii) shall be secured by Liens permitted under Section 7.3(xiii).

7.3          Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, grant, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)               Liens in existence on the Effective Date and set forth on Schedule 7.3 and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof plus any accrued interest, premium, fee and reasonable out-of-pocket expenses payable in connection with any such extension, renewal or replacement);

(ii)              Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business securing sums (A) not constituting borrowed money that are not overdue by more than 90 days or (B) the validity or amount of which is being contested in good faith by appropriate proceedings;

(iii)             Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(j)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

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(iv)             Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent for a period of more than 30 days or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or, in the case of the Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization), if so required;

(v)              any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

(vi)             any leases, subleases, licenses or sublicenses granted by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

(vii)            Liens created or existing over all or any part of any Guaranty Fund or any Regulatory Capital Assets;

(viii)           Liens securing Indebtedness permitted pursuant to Section 7.2(iii), 7.2(iv) or 7.2(v);

(ix)             Liens securing purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Borrower and its Subsidiaries in connection with a transaction permitted under this Agreement), including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof; provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within 180 days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Borrower or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Borrower or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source and (z) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries except assets then being financed solely by the same financing source;

(x)              statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerage incurred in the ordinary course of business;

(xi)             Liens (A) consisting of minor defects in title that do not interfere with the Borrower’s or any applicable Subsidiary’s ability to conduct its business as currently conducted and (B) arising in the ordinary course of its business which (1) do not secure Indebtedness and (2) do not in the aggregate materially impair the operation of the business of the Borrower and its Subsidiaries, taken as a whole;

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(xii)            Liens (A) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition and (B) existing on any asset of any Person at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or otherwise becomes a Subsidiary and not created in contemplation of such event;

(xiii)           Liens on assets of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.3; provided that, at the time any such Lien is incurred, the total amount of the Indebtedness and other obligations secured by Liens permitted under this Section 7.3(xiii) does not exceed 7.5% of the Consolidated Net Worth of the Borrower and its Subsidiaries (to be determined on a Pro Forma Basis as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b));

(xiv)           Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and covering only the items being collected upon;

(xv)            Liens of sellers of goods to the Borrower or its Subsidiaries arising under Article 2 of the Uniform Commercial Code in effect in the relevant jurisdiction or similar provisions of applicable law in the ordinary course of business;

(xvi)           Liens consisting of an agreement to sell, transfer or dispose of any asset (to the extent such sale, transfer or disposition is not prohibited by this Agreement);

(xvii)          Liens with respect to Capital Stock which constitute minority investments held by the Borrower or any of its Subsidiaries other than Liens with respect to any such Capital Stock incurred in connection with (A) any Indebtedness specified in clauses (i), (ii) or (v) of the definition thereof or (B) any Guaranty Obligation of any of such Indebtedness; and

(xviii)         Liens securing any Hedge Agreement entered into by any Clearing House Subsidiary in the ordinary course of its clearing, deposit and settlement operations, or matters reasonably related or incidental thereto, or in the management of its assets and liabilities.

7.4          Asset Dispositions. The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, whether now owned or hereafter acquired.

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7.5          Dividend Payments. At any time that any loans made under the Ellie Mae Bridge Facility remain outstanding, the Borrower will not, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that the Borrower may:

(a)          Declare and make dividend payments or other distributions payable solely in its Capital Stock;

(b)          Declare and make dividend payments in the ordinary course of business consistent with past practices and in such amounts as shall have been approved by the Borrower’s board of directors;

(c)          Make usual and customary purchases, redemptions or other acquisitions of its Capital Stock from present or former officers, directors or employees; and

(d)          Make purchases, redemptions or other acquisitions of its Capital Stock (including, for the avoidance of doubt, share repurchases pursuant to 10b5-1 trading plans) in an aggregate cash amount not exceeding $100,000,000 for all such purchases, redemptions and acquisitions from and after the Ellie Mae Acquisition Date.

ARTICLE VIII

EVENTS OF DEFAULT

8.1          Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)          the Borrower shall fail to pay when due (i) any principal of any Loan, or (ii) any interest on any Loan or other Obligation, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause (i) above) any other Obligation (other than any Obligation under a Hedge Agreement), and (in the case of this clause (ii) only) such failure shall continue for a period of three Business Days;

(b)          the Borrower shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Section 5.2(c)(i) or 5.4, clause (i) of Section 5.3 (with respect to the Borrower) or Article VI or VII;

(c)          the Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 8.1(a) and 8.1(b), and such failure (i) by the express terms of such Credit Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

(d)          any representation or warranty made or deemed made by or on behalf of the Borrower in this Agreement, in any Compliance Certificate or in any of the other Credit Documents or any other writing furnished pursuant to any of the foregoing shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

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(e)          the Borrower or any Subsidiary thereof shall (A) fail to pay when due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise and after giving effect to any applicable notice provisions) any principal of or interest due under any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least the Threshold Amount and such amount due under such Indebtedness shall remain outstanding beyond any applicable grace periods provided therefor in the applicable documentation; or (B) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and (in the case of this clause (B) only) the effect of such failure, event or condition is to cause (or the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) shall have exercised a right arising as a result thereof to cause), without regard to any subordination terms with respect thereto, such Indebtedness to become due prior to its stated maturity or any regularly scheduled date of payment; provided, however, that this Section 8.1(e) shall not apply to (1) any secured Indebtedness of any Clearing House Subsidiary that is recourse only to such Clearing House Subsidiary and its property and assets and has not been outstanding for more than 45 days since the borrowing thereof and (2) any unsecured Indebtedness of any Clearing House Subsidiary that is recourse only to such Clearing House Subsidiary and has not been outstanding for more than five Business Days since the borrowing thereof;

(f)           the Borrower or any Material Subsidiary shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable Debtor Relief Law, now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 8.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(g)          any involuntary petition or case shall be filed or commenced against the Borrower or any Material Subsidiary seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other Debtor Relief Law, now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(h)          any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has not denied or failed to acknowledge coverage) in excess of the Threshold Amount shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days or in any event later than five days prior to the date of any proposed sale of such property thereunder;

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(i)           a Change of Control shall have occurred;

(j)           any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events, the Borrower and its ERISA Affiliates have incurred, or would reasonably be expected to incur, liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) that would reasonably be expected to result in a Material Adverse Effect; or

(k)          the Borrower or any Subsidiary thereof shall have been notified that any of them has, in relation to a Non-U.S. Pension Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or otherwise is liable to pay any other amount in respect of Non-U.S. Pension Plans, in each case that would reasonably be expected to result in a Material Adverse Effect.

8.2          Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time (i) after the occurrence and during the continuance of any Event of Default that is a Bankruptcy Event or (ii) (x) after the occurrence and during the continuance of any Event of Default other than an Event of Default that is a Bankruptcy Event and (y) after (1) the conditions set forth in Section 3.2 have been satisfied and the Closing Date has occurred (after the funding of the Loans has been made and the Borrower has applied the proceeds thereof as contemplated by this Agreement) or (2) the Termination Date has occurred or the Commitments have otherwise terminated, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)          declare the Commitments to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments shall automatically be terminated;

(b)          declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 8.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower;

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(c)          appoint or direct the appointment of a receiver for the properties and assets of the Borrower, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith; and

(d)          exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

For the avoidance of doubt, the Lenders acknowledge and agree that, so long as the conditions set forth in Section 3.2 are satisfied or waived, they shall be required to fund the Loans on the Closing Date so long as no Event of Default that is a Bankruptcy Event shall have occurred and be continuing.

8.3          Remedies: Setoff. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower (other than customer deposits, security deposits and other monies, instruments and accounts held by the Borrower in trust for or for the benefit of others) against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Affiliate, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; provided further, however, that no Lender may, at any time prior to the earliest to occur of (i) a Bankruptcy Event, (ii) the Closing Date (after the funding of the Loans has been made and the Borrower has applied the proceeds thereof as contemplated by this Agreement) and (iii) the Termination Date, exercise any rights under this Section 8.3. The rights of each Lender and its Affiliates under this Section 8.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1          Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not (other than with respect to Section 9.6) have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3          Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and each of its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

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(c)          shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgement. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for, or have any duty to, ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Assignees. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Assignee or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information in reliance upon Sections 10.12(iv) or (vi) by the Administrative Agent, to any Ineligible Assignee.

9.4          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition in Section 3.1 to the effectiveness of this Agreement or any condition in Section 3.2 to the making of a Loan that by its terms must be fulfilled to the satisfaction (or waiver) of a Lender (in the case of any condition in Section 3.1) or the Initial Arranger (in the case of any condition in Section 3.2), the Administrative Agent may presume that such condition is satisfactory to such Lender or the Initial Arranger, as applicable, unless the Administrative Agent shall have received notice to the contrary from such Lender or the Initial Arranger, as applicable, prior to the effectiveness of this Agreement or the making of such Loan, as applicable. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.5          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6          Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if such bank is not a Lender or an Affiliate of a Lender, the Borrower shall have the right to consent to such appointment (such consent to not be unreasonably withheld). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 2.16(h) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the effective date of its resignation), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 9.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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9.7          Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.8          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Arrangers, Co-Syndication Agents, Co-Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.9          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.1) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.1.

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Notwithstanding anything in this Section 9.9 to the contrary, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Ineligible Assignees Letter Agreement. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to consent to any amendment or modification to the Ineligible Assignees Letter Agreement on the date five Business Days after notice of such amendment or modification unless at least three Lenders (including, if applicable, Wells Fargo in its capacity as a Lender) that are not Affiliates of each other holding in the aggregate more than 25% of the Commitments (or, after the termination of the Commitments, Loans) have notified the Administrative Agent of their objection to such amendment or modification prior to the expiration of such five Business Day period.

9.11        Replacement of Impaired Agent. If, at any time, the Administrative Agent becomes a Defaulting Lender, each Lender hereby agrees that, upon written notice from the Borrower to the Lenders, the Borrower shall have the right, upon written notice to the Lenders, to appoint as a successor Administrative Agent any Lender that has an office in the United States and that agrees, in its sole discretion at such time, to become the Administrative Agent, and such successor Administrative Agent shall be entitled to all of the rights, powers, privileges and duties of the Administrative Agent and the removed Administrative Agent shall be discharged from all of its duties as Administrative Agent hereunder and under the other Credit Documents. The Administrative Agent hereby agrees to provide to the Borrower from time to time at the Borrower’s request a list (which may be in electronic form) setting out the names of the Lenders as of the date of such request, their respective Commitments, and the information on record with the Administrative Agent for delivering notices to the Lenders in accordance with Section 10.4. Nothing in this Section 9.11 shall constitute a waiver or release by the Borrower of any claims it may have hereunder or under the other Credit Documents arising from any Administrative Agent becoming a Defaulting Lender.

ARTICLE X

MISCELLANEOUS

10.1        Expenses; Indemnity; Damage Waiver.

(a)          The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one firm of outside counsel for the Administrative Agent and the Arrangers, taken as a whole, in each relevant jurisdiction and, if reasonably necessary, of a single local and regulatory counsel for the Administrative Agent and the Arrangers, taken as a whole, in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict notifies the other of the existence of such conflict and thereafter retains its own counsel, those of one additional firm of counsel for each such affected party and all other parties similarly situated)), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 10.1, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) any civil penalty or fine assessed by OFAC against, and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

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(b)          The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages (including special, direct consequential or punitive damages), liabilities and related expenses (including the fees, charges and disbursements of one firm of outside counsel representing all Indemnitees, taken as a whole, in each relevant jurisdiction and, if reasonably necessary, of a single local and regulatory counsel for such Indemnitees, taken as a whole, in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the other Indemnitees of the existence of such conflict and thereafter retains its own counsel, those of one additional firm of counsel for each such affected Indemnitee and all other Indemnitees similarly situated)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary thereof arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any Subsidiary thereof, or any Environmental Claim related in any way to the Borrower or any Subsidiary thereof, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent (x) that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) resulting from a claim brought the Borrower or any Subsidiary thereof against such Indemnitee for a breach in bad faith of such Indemnitee’s obligations under this Agreement or any other Credit Document, if the Borrower or such Subsidiary has obtained a final nonappealable judgment of a court of competent jurisdiction finding a breach in bad faith by such Indemnitee, or (z) arising from any dispute solely among Indemnitees, other than (A) any claims against the Administrative Agent, any Arranger or any other titled agent in fulfilling its role as an agent hereunder and (B) any claims arising out of any act or omission on the part of the Borrower or any of its Affiliates or Subsidiaries. This Section 10.1(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)          To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1(a) or 10.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 10.1(c) are subject to the provisions of Section 2.3(c).

(d)          To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the Administrative Agent (or any sub-agent thereof), the Arrangers, each Lender, or any Related Party of any of the foregoing persons (each such person being called an “Released Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Released Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including IntraLinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except as a result of such Released Person’s gross negligence, willful misconduct or breach in bad faith of its obligations hereunder, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)          To the fullest extent permitted by applicable law, the Administrative Agent, the Arrangers, each Lender, and each Related Party of any of the foregoing persons shall not assert, and hereby waives, any claim against the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby; provided that the foregoing shall not in any way limit the Borrower’s or the Lenders’ respective indemnification obligations hereunder, including under Section 10.1(b) and 10.1(c), respectively.

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(f)           All amounts due under this Section 10.1 shall be payable by the Borrower upon demand therefor.

10.2        Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)          This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b)          The Borrower irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any Credit Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any of its properties in the courts of any jurisdiction.

(c)          The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 10.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

10.3        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3.

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10.4        Notices; Effectiveness; Electronic Communication.

(a)          Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)               if to the Borrower or to the Administrative Agent, to it at the address (or facsimile number) specified for such Person on Schedule 1.1(a); and

(ii)              if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.4(b) shall be effective as provided in Section 10.4(b).

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) (provided that, if such notice or other communication is not sent during the normal business hours of the recipient, then such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient) and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

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10.5          Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)            unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts), (ii) waive, extend or postpone the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory termination of any Commitments), or waive, extend or postpone the time of payment of any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts), or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default or Event of Default or mandatory termination of the Commitments, if agreed to by the Required Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase); and

(b)           unless agreed to by all of the Lenders, (i) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”), (ii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iii) change or waive any provision of Section 2.12(e) or 2.14, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section 10.5;

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Credit Documents (and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision and (iv) the Ineligible Assignees Letter Agreement may be amended in accordance with Section 9.10. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

Notwithstanding anything to the contrary in this Section 10.5, the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.15(h) in accordance with the terms of Section 2.15(h).

10.6          Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            The prior written consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld or delayed) is obtained, except that

(A)          the consent of the Borrower shall not be required if (x) an Event of Default pursuant to Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; and

(B)           the consent of the Administrative Agent shall not be required for assignments in respect of a Commitment if such assignment is to a Person that is a Lender or an Affiliate of a Lender;

(ii)            (A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, and (B) in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a Commitment (which for this purpose includes Loans outstanding), in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or Commitment assigned;

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)           no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries;

(vi)          no such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Defaulting Lender; and

(vii)         no such assignment shall be made to any Ineligible Assignee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15(a), 2.15(b), 2.16, 2.17 and 10.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. If requested by or on behalf of the assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the assignee and (to the extent of any retained interests) the assigning Lender, in substantially the form of Exhibit A. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d). If (A) a Lender assigns or transfers any of its rights or obligations hereunder or changes its Lending Office and (B) as a result of circumstances existing at the date such assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the new Lender or Lender acting through its new Lending Office under Section 2.15 or 2.16, then (except where an assignment or transfer occurs in the ordinary course of primary syndication of the credit facility or at the request of the Borrower) the new Lender or Lender acting through its new Lending Office is only entitled to receive payment under Sections 2.15 and 2.16 to the same extent that the existing Lender or Lender acting through its previous Lending Office would have been entitled if the assignment, transfer or change had not occurred.

(c)            The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), an Ineligible Assignee, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e)           Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement (subject to the terms and conditions of this Agreement) and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.5(a) and clause (i) of Section 10.5(b) that affects such Participant.

(f)            The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15(a), 2.15(b), 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.16 (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that the Borrower shall not be required to make, and such Participant shall not be entitled to receive, any greater payment under Section 2.15 or 2.16, with respect to any participation, than the Borrower would have been required to make to the relevant participating Lender, and such participating Lender would have been entitled to receive from the Borrower, except to the extent such requirement to make and/or entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided further that such Participant agrees to be subject to the provisions of Section 2.18 as if it were an assignee under Section 10.6(b). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section  8.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loan or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)           Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(h)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

(i)            Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 10.6, disclose to the assignee, Participant or pledgee or proposed assignee, Participant or pledgee any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto; provided that such assignee, Participant or pledgee or proposed assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.12.

10.7         No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Borrower, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10.8         Survival. All representations, warranties and agreements made by or on behalf of the Borrower in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans until the indefeasible payment in full of the Obligations. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including the provisions of Sections 2.15(a), 2.15(b), 2.16, 2.17 and 10.1, shall survive the payment in full of all Loans, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents. Except as set forth above, this Agreement and the Credit Documents shall be deemed terminated upon the indefeasible payment in full of the Obligations.

10.9         Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

10.10       Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

10.11       No Fiduciary Duty. The Administrative Agent, the Arrangers and the Lenders and their respective Affiliates (collectively, the “Lender Parties”), may have economic interests that conflict with those of the Borrower and its Affiliates. The Borrower agrees that nothing in the Agreement or the other Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower or any of its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by this Agreement and the other Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its Affiliates or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or agency duty or similar duty to the Borrower, in connection with the transactions contemplated hereby or the process leading thereto.

10.12        Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (C) credit insurers and reinsurers, (vii) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information and the Borrower shall have been given prior notice as to what Information will be disclosed, (viii) with the consent of the Borrower, (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.12 or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates, (x) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility described herein or (xi) deal terms and other information customarily reported to bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Credit Documents.

For purposes of this Section 10.12, “Information” means all information received from the Borrower or any Subsidiary thereof relating to any such Person or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to such disclosure or is identified by the Borrower as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.13        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letter). Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed and delivered by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile (or by PDF formatted page sent by electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention.

10.14       Disclosure of Information. The Borrower agrees and consents to the Administrative Agent’s and the Arrangers’ disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

10.15       PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

10.16       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.17       Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.17, the following terms have the following meanings:

(i)            “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)           “Covered Entity” means any of the following:

(iii)          (i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(iv)          (ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(v)           (iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(vi)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(vii)          “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.18       Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent and its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

INTERCONTINENTAL EXCHANGE INC.

By:	/s/ Martin Hunter
Name:	Martin Hunter
Title:	Senior Vice President, Tax & Treasurer

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender

By:	/s/ Jocelyn Boll
Name:	Jocelyn Boll
Title:	Managing Director

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherman Wong
Name:	Sherman Wong
Title:	Director

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

J.P. Morgan Chase, N.A., as a Lender

By:	/s/ Courtney Furillo
Name:	Courtney Furillo
Title:	Vice President

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Miriam Trautmann
Name:	Miriam Trautmann
Title:	Senior Vice President

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan James
Name:	Jonathan James
Title:	Senior Vice President

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

MUFG Bank, LTD., as a Lender

By:	/s/ Jacob Ulevich
Name:	Jacob Ulevich
Title:	Director

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Devin Faddoul
Name:	Devin Faddoul
Title:	Assistant Vice President

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

BANK OF MONTREAL, as a Lender

By:	/s/ Adam Tarr
Name:	Adam Tarr
Title:	Director

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

SOCIETE GENERALE, as a Lender

By:	/s/ Jonathan Logan
Name:	Jonathan Logan
Title:	Director

SIGNATURE PAGE TO
TO TERM LOAN CREDIT AGREEMENT

Schedule 7.3

Liens

None.

EXHIBIT A

Borrower’s Taxpayer Identification No. _________________

NOTE

$___________	__________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [___________] (the “Lender”), at the offices of Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), located at 550 South Tryon Street, Charlotte, North Carolina 28202 (or at such other place or places as the Administrative Agent may designate in writing), at the times and in the manner provided in the Term Loan Credit Agreement, dated as of August 21, 2020 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of [_________________________] DOLLARS ($[___________]), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender to the Borrower under the terms and conditions of the Credit Agreement. Unless otherwise defined herein, capitalized terms used in this promissory note (this “Note”) shall have the meanings given to such terms in the Credit Agreement. The Borrower also promises to pay interest on the aggregate unpaid principal amount of the Loans made by the Lender at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Note is one of a series of Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of, and remedies provided in, the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of the Loans made by the Lender and evidenced by this Note in accordance with Section 8.2 of the Credit Agreement, then such Loans shall become immediately due and payable in accordance with the terms of the Credit Agreement, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans made by the Lender and evidenced by this Note are not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all reasonable and documented out-of-pocket costs of collection, including reasonable and documented out-of-pocket attorneys’ fees, in accordance with the Credit Agreement.

This Note is non-negotiable and non-transferable and any interest in the Loans evidenced by this Note may only be transferred or assigned in accordance with the terms of the Credit Agreement.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). The Borrower hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, and any appellate court from any thereof, although the Lender shall not be limited to bringing an action in such courts.

(signature next page)

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:

EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 W.T. Harris Blvd.

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of August 21, 2020 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” unless defined herein, capitalized terms being used herein as therein defined), among the Borrower, certain Lenders from time to time parties thereto, and you, as Administrative Agent, and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

(i)            The aggregate principal amount of the Proposed Borrowing is $______________.1

(ii)           The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2

(iii)          [The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].]3

(iv)          [The Proposed Borrowing is requested to be made on __________________ (the “Closing Date”).]4

1 Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.

2 Select the applicable Type of Loans.

3 Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

4 The Closing Date shall be a Business Day on or after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

(v)            Proceeds of the Loans are to be made available to the Persons identified on Schedule I hereto.

The Borrower hereby certifies that, as of the Closing Date, each of the conditions precedent to the obligations of each Lender to make the Loans on the Closing Date set forth in Section 3.2 of the Credit Agreement will be satisfied.

[Remainder of Page Intentionally Left Blank]

2

Very truly yours,

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT B-2

NOTICE OF CONVERSION/CONTINUATION

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 W. W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of August 21, 2020 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” unless defined herein, capitalized terms being used herein as therein defined), among the Borrower, certain Lenders from time to time parties thereto and you, as Administrative Agent, and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.11(b) of the Credit Agreement:

(i)            The Proposed [Conversion] [Continuation] is requested to be made on _______________.2

(ii)            The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Loans made pursuant to a Borrowing on ________________,4 which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

1 Insert “conversion” or “continuation” throughout the notice, as applicable.

2 Shall be a Business Day not later than one Business Day prior to the proposed [Conversion][Continuation] (in the case of any conversion of LIBOR Loans into Base Rate Loans) or not later than three Business Days prior to the proposed [Conversion][Continuation] (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

3 Amount of Proposed Conversion or Continuation must comply with Section 2.11(a) of the Credit Agreement.

4 Insert the applicable Borrowing Date for the Loans being converted or continued.

(iii)            [The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]6

The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

Very truly yours,

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:

5 Complete with the applicable bracketed language.

6 Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

2

EXHIBIT C

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is delivered pursuant to the Term Loan Credit Agreement, dated as of August 21, 2020 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among Intercontinental Exchange, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies that:

1.	He is a duly elected Financial Officer of the Borrower.

2.	Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.1(a)][5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)][1] and present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

3.	The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

4.	The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default].

5.	Attached to this Certificate as Attachment A is a covenant compliance worksheet[2] reflecting the computation of the financial covenant set forth in Article VI of the Credit Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

1 Insert in the case of quarterly financial statements.

2 To be calculated on a pro forma basis for Acquisitions, asset sales and Indebtedness in accordance with Section 1.3(b).

3

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

Name:
Title:

4

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET1

A.                Total Leverage Ratio (Section 6.1 of the Credit Agreement)

(1)	Consolidated Total Funded Debt as of the date of determination[2]	$____________
(2)	Consolidated EBITDA for the Reference Period ending on the date of determination (from Line C(5) below)	$____________
(3)	Total Leverage Ratio: Divide Line A(1) by Line A(2)	____________
(4)	Maximum Total Leverage Ratio as of the date of determination	[3.50][4.00][4.50][3] to 1.00

1 To be calculated on a pro forma basis for Acquisitions, asset sales and Indebtedness in accordance with Section 1.3(b).

2 Shall not include (x) Indebtedness permitted pursuant to Section 7.2(iii), 7.2(iv) or 7.2(v) of the Credit Agreement except to the extent such Indebtedness has been outstanding, as of such determination date, for more than 45 days since the borrowing thereof and (y) any Indebtedness incurred (1) to repay, prepay, redeem, repurchase, discharge, defease or otherwise refinance other Indebtedness (solely in the amount necessary for such repayment, prepayment, redemption, repurchase, discharge, defeasance or other refinancing) to the extent the proceeds of such Indebtedness are earmarked for such purpose and actually so applied or (2) at any time prior to the date of consummation of an Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement), to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Borrower (or any Subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance such Acquisition until the consummation of such Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement) and such proceeds are required to be applied to repay, prepay, redeem, repurchase, discharge or defease such Indebtedness in the event such Acquisition is not consummated (or the related acquisition agreement is terminated).

3 To be 3.50 at any time prior to the Ellie Mae Acquisition Date (or the termination of the Ellie Mae Acquisition Agreement), 4.50 for the four fiscal quarters following the Ellie Mae Acquisition Date, and 4.00 at any time following the first four fiscal quarters after the Ellie Mae Acquisition Date.

i

B.                 Consolidated EBITDA

(1)	Consolidated Net Income for the Reference Period ending on the date of determination		$____________
(2)	Additions to Consolidated Net Income (to the extent deducted in the calculation of Consolidated Net Income for such period):
	(a) Interest expense	$____________
	(b) Federal, state, local and other income taxes	$____________
	(c) Depreciation and amortization expense	$____________
	(d) Fees and integration, restructuring and severance expenses and charges incurred during such period in connection with any Acquisition or asset disposition consummated no more than six months prior to the beginning of such period not to exceed five percent of Consolidated EBITDA for such period (calculated without giving effect to this Line B(2)(d))	$____________
	(e) Noncash charges (including stock based compensation and any impairment charge or write-off or write-down of goodwill or other intangible assets)	$____________
	(f) Extraordinary losses	$____________
	(g) All losses during such period resulting from any asset disposition outside the ordinary course of business	$____________
	(h) Add Lines B(2)(a) through B(2)(g)	$____________
(3)	Net Income plus Additions: Add Lines B(1) and B(2)(h)		$____________

ii

(4)	Reductions from Consolidated Net Income (to the extent included in the calculation of Consolidated Net Income for such period):
	(a) Extraordinary gains or income for such period	$____________
	(b) All gains during such period resulting from any asset disposition outside the ordinary course of business	$____________
	(c) Any cash disbursements during such period that relate to noncash charges included in the definition of Consolidated EBITDA pursuant to clause (ii)(E) thereof during such period or the twelve months preceding such period	$____________
	(d) Any noncash gains for such period that represent the reversal of any accrual, or the reversal of any cash reserves, that relates to charges included in the definition of Consolidated EBITDA pursuant to clause (ii)(D) or (ii)(E) thereof during such period or the twelve months preceding such period	$____________
	(e) Add Lines B(4)(a) through B(4)(d)		($____________)
(5)	Consolidated EBITDA: Subtract Line B(4)(e) from Line B(3)		$____________

iii

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.          Assignor:                         ______________________________

2.          Assignee:                         ______________________________

  [and is an Affiliate/Approved Fund of [identify Lender]1]

3.          Borrower:                         INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation

4.          Administrative Agent:     Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement.

1 Select as applicable.

5.          Credit Agreement:          Term Loan Credit Agreement, dated as of August 21, 2020 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

6.          Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]	CUSIP Number
$	$	%
$	$	%
$	$	%

[7.          Trade Date:                     ______________]5

8.          Assignment Effective Date:    ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]6 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:

Title:

[Consented to:]7

[NAME OF RELEVANT PARTY]

By:

Title:

6 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

3

ANNEX 1 to Assignment and Assumption

Term Loan Credit Agreement, dated as of August 21, 2020, among Intercontinental Exchange, Inc., a Delaware corporation, as the Borrower, certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.      Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee of the Assigned Interest under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.9 thereof or delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, Assignor or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

1

2.         Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts that have accrued from and after the Assignment Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

2

EXHIBIT E-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 21, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  ______________________________________

Name:  ____________________________________

Title:  _____________________________________

Date: ___________, 20[__]

EXHIBIT E-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 21, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ______________________________________

Name:  ____________________________________

Title:  _____________________________________

Date: ___________, 20[__]

EXHIBIT E-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 21, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or any successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or any successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ______________________________________

Name:  ____________________________________

Title:  _____________________________________

Date:  ___________, 20[__]

EXHIBIT E-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 21, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or any successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or any successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  ______________________________________

Name:  ____________________________________

Title:  _____________________________________

Date: ___________, 20[__]

EXHIBIT F

SOLVENCY CERTIFICATE

[ ], 20__

This Solvency Certificate is delivered pursuant to Section 3.2(b) of the Term Loan Credit Agreement dated as of August 21, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Intercontinental Exchange, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the Borrower and not in his individual capacity, as follows:

1. I am the Chief Financial Officer of the Borrower. I have reviewed the Credit Agreement, financial statements referred to in Section 5.1 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2. On and as of the date hereof, immediately after giving effect to the consummation of the Ellie Mae Transactions occurring on the date hereof (if any), (i) the fair value of the assets of the Borrower and it is subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the date hereof.

3.       As of the date hereof, immediately after giving effect to the consummation of the Ellie Mae Transactions occurring on the date hereof (if any), the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:	Chief Financial Officer

[Signature Page to Solvency Certificate]